Exhibit 99.26(d)(18)

Evidence of Insurability Securian Life Insurance Company, a Securian Financial Group affiliate 400 Robert Street North • St. Paul, Minnesota 55101-2098

Policy Number:

Employee name

Applicant name		Date of birth	Social Security number	Gender ☐ Male ☐ Female
Street address		City	State	Zipcode

Day telephone number ( )	Evening telephone number ( )	Fax number ( )	E-mail address

Employer

Employment location

Date of employment		Annual salary

Dear Applicant:

The evidence of insurability form contains several series of questions related to your health and other insurance risk factors. The information you provide here will assist our underwriters in determining your eligibility for this insurance. Some of the factors we must take into consideration are

•  The amount of insurance you’ve selected

•  Your current health, health history, and family health history

•  Your activities and avocations

Your complete answers to the questions on this form will help us process your application for insurance quickly. Once we receive your evidence of insurability form, we will contact you to schedule an insurance physical at our expense. Typically, the examination can be done at a time and place that is convenient to you. Evening and weekend appointments are available to accommodate your busy schedule. We may also need to contact your doctor for additional medical history information. Please make sure to provide your doctor’s name, phone number and address in the appropriate place on the form.

Be sure to sign and date the last page.

If you have any questions about this form, our Customer Service Representatives are available to assist you, Please call us at 1-800-815-7636,7:00 a.m. to 5:00 p.m. Central Standard Time.

FINANCIAL QUESTIONNAIRE

1.   Who determined the amount of insurance to be applied for?

☐ Proposed Insured	☐ Accountant	☐ Attorney	☐ Agent	☐ Other

2.   What information was used to determine the amount (include calculations if available)?

3.   What is the purpose of this insurance (e.g., Estate Conservation, Income Replacement, Education Expenses, etc.)?

4.   Other Life Insurance (active and pending):

Year Issued	Amount	Type of Coverage	Full Company Name	Policy Number	Business/ Personal	Pending Yes No	Will it be Replaced? Yes No

5. Financial Information

A.  Current income:

Gross annual income (e.g., salary, commission, bonuses, etc.):	$
Gross annual investment income (e.g., dividends, interest,
net real estate income, etc.):	$

Total annual cash income before taxes:	$

B.   Current net personal worth:

Assets:	$
Liabilities (including mortgages):	$
Net worth:	$

C.        Have you declared bankruptcy in the last 5 years (personal or business)?                                                          ☐ Yes ☐ No
(If yes, what year?                Which section did you file under?                Has the bankruptcy been discharged?                )

D.       Have you ever had any financial judgments brought against you or do you now have any suits, tax liens, or legal action pending against you?                                                                                                                                            ☐ Yes ☐ No

E.         Personal accountant, attorney, broker or financial advisor who might assist with personal and business financial information:

Name		Title
Address
Telephone number ( )	Fax number ( )	E-mail address
Name		Title
Address
Telephone number ( )	Fax number ( )	E-mail address

HEALTH INFORMATION

Height and weight FT. IN. LBS.			Change in past year LBS ☐ Gain ☐ Loss		Cause of weight gain or loss

1.	A.	Have you ever smoked cigarettes?				☐ Yes	☐ No
		Current smoker	Past smoker	Packs per day	Date last cigarette smoked mo/day/yr)
		☐	☐

	B.	Do you use tobacco in any form?				☐ Yes	☐ No
		If yes, what type			How much

NOTE: GIVE DETAILS TO ALL YES ANSWERS IN SPACE PROVIDED

2.	Are you taking or do you take any prescription or non-prescription medications or drugs?		☐ Yes	☐ No

3.	During the past 10 years have you had or been treated for:

	A.	Seizures; epilepsy; paralysis; fainting spells; headaches; dizziness; sleep disorder; or any other disorder of the brain or nervous system?	☐ Yes	☐ No
	B.	Depression; stress; anxiety; nervousness; nervous breakdown; or any other nervous, mental, or emotional disorder?	☐ Yes	☐ No
	C.	High blood pressure; angina or chest pain; chest discomfort or tightness; heart attack; heart murmur; stroke; irregular heart beat; or any other disease or disorder of the heart or blood vessels?	☐ Yes	☐ No
	D.	Asthma; shortness of breath; bronchitis; pneumonia; emphysema; chronic cough; or any other lung or respiratory disorder?	☐ Yes	☐ No
	E.	Abdominal pain; ulcer; colitis; cirrhosis; hepatitis; recurrent diarrhea; intestinal bleeding; or any other disease of the liver, gallbladder, pancreas, stomach, or intestines?	☐ Yes	☐ No
	F.	Kidney stone; protein, sugar, blood or blood cells in the urine; or any disorder of the urinary tract, bladder or kidneys?	☐ Yes	☐ No
	G.	Disorder or abnormality of the prostate, uterus, ovaries, or breasts; pregnancy complication; testicular disease; genital herpes, syphilis, gonorrhea, or other sexually transmitted disease?	☐ Yes	☐ No
	H.	Diabetes; thyroid disorder; lymph node enlargement; skin disorder; or disorder of any other glands?	☐ Yes	☐ No
	I.	Cancer; tumor; or cyst?	☐ Yes	☐ No
	J.	Anemia, leukemia, or other blood disorder?	☐ Yes	☐ No
	K.	Back or neck pain; spinal strain or sprain; sciatica; arthritis; gout; carpal tunnel syndrome; or any bone, joint, or muscle disorder?	☐ Yes	☐ No
	L.	Disorder of the eyes, ears, nose or throat?	☐ Yes	☐ No
	M.	Any physical deformity or defect?	☐ Yes	☐ No
	N.	AIDS or any disorder of your immune system or had a blood test showing evidence of antibodies to the AIDS virus (positive HIV)?	☐ Yes	☐ No
	O.	Any chronic or recurrent fever, fatigue or viral illness?	☐ Yes	☐ No

4.	Do you consume alcoholic beverages? If yes, what kinds, how much and how often?		☐ Yes	☐ No

5.	During the past 10 years:

	A.	Have you been advised to limit the use of alcohol or drugs; sought or received treatment, advice, or counseling for alcohol or drugs; or joined a group because of alcohol or drug use?	☐ Yes	☐ No
	B.	Have you tried or used cocaine, heroin, marijuana, barbiturates or other controlled substances? If yes to A or B, complete the Alcohol/Drug Questionnaire on page 6.	☐ Yes	☐ No

6.	Other than above, have you in the past five years:

	A.	Consulted or been advised to consult a physician, psychiatrist, psychologist, therapist, counselor, chiropractor, or other health care practitioner? (Include regular check-ups)	☐ Yes	☐ No
	B.	Had a checkup, illness, or surgery, or been treated or evaluated at a hospital or any other health care facility?	☐ Yes	☐ No
	C.	Had an EKG, x-ray, stress test, echocardiogram, angiography, blood studies or any other diagnostic test?	☐ Yes	☐ No
	D.	Been advised to have any test, hospitalization, or surgery which was not completed?	☐ Yes	☐ No

7. Family History: Make a note of diabetes, cancer, melanoma, heart, and kidney disease.

	Living		Deceased
	Age(s)	Health History	Age(s) at Death	Cause of Death
Father
Mother
Siblings
Siblings

8. Do you have a personal physician or belong to an H.M.O. or clinic? ☐ Yes ☐ No If so, please provide information below.

Name	Telephone number ( )
Address (street, city, state, zip code)

Date last seen	Reason

GIVE DETAILS OF ALL YES ANSWERS, including doctors’ names, addresses and dates.

QUES. NO.	DATE	NAME AND ADDRESS OF DOCTOR, CLINIC, HOSPITAL, TELEPHONE NO.	DIAGNOSIS AND TREATMENT

SPECIAL ACTIVITIES AND OTHER INSURANCE ACTIVITY: (Provide details in the Additional Remarks)

A.	Do you plan to change jobs, travel or reside outside of the U.S.A.?	☐ Yes	☐ No
If yes, please answer the following questions:
1. What countries have you traveled to in the past year?
2. Where will you be travelling in the next year?
3. How long do you stay at a time?
4. Do you stay in large cities or do you visit remote areas?
5. What are your duties while working in the foreign country?

B.	Have you, within the last five years, or do you plan in the next six months, to pilot a plane? (If yes, complete the Military/Aviation Statement on page 7.)	☐ Yes	☐ No
C.

Have you, within the last five years, or do you plan in the next six months, to engage in sky diving, organized vehicle racing, mountain climbing, hang gliding, or underwater diving?
(If yes, complete the Sports and Avocation Statement on page 8.)

		☐ Yes	☐ No
D.	Within the last year, have you missed any work due to illness or injury? (If yes, provide details below.)	☐ Yes	☐ No
E.	Are you in the Armed Forces, National Guard, or Reserves? (If yes, complete the Military/Aviation Statement on page 7.)	☐ Yes	☐ No
F.	Are you a U.S. Citizen? If no, please answer the following questions.	☐ Yes	☐ No
• What country are you a citizen of?
	• Do you intend to reside in the U.S. permanently?	☐ Yes	☐ No
	• Do you intend to become a U.S. citizen?	☐ Yes	☐ No
• How often do you travel to your home country and how long do you stay at a time?

DRIVING AND CONVICTION HISTORY: (Provide details in the Additional Remarks)

A.	Do you have a driver’s license?	☐ Yes	☐ No
B.	What is the issuing state?
C.	Driver’s license number?
D.

In the last five years, have you been charged with a driving while intoxicated violation, had your driver’s license restricted or revoked, or been cited with a moving violation?
(If you had a DWI, please complete the Alcohol/Drug Questionnaire on page 6.)

		☐ Yes	☐ No
E.	Have you been convicted of a misdemeanor or felony? If yes, what was the misdemeanor or felony? When were you convicted?	☐ Yes	☐ No

ADDITIONAL REMARKS:

Alcohol/Drug Questionaire
Securian Life Insurance Company, a Securian Financial Group affiliate 400 Robert Street North • St. Paul, Minnesota 55101-2098

1.	In the past 10 years, have you used any of the following
	A.	Alcohol?	☐ Yes	☐ No
	B.	Antabuse?	☐ Yes	☐ No
	C.	Barbiturates, Sedatives or Tranquilizers habitually?	☐ Yes	☐ No
	D.	Cocaine?	☐ Yes	☐ No
	E.	Heroin, Morphine, or other narcotic drugs?	☐ Yes	☐ No
	F.	LSD, Marijuana or any Amphetamines?	☐ Yes	☐ No
	G.	Other?	☐ Yes	☐ No
2.	Have you ever been treated or advised to have treatment for any of the above? If yes, please furnish below the name and address of the physician, and dates of treatment.		☐ Yes	☐ No
3.	Have you ever been a member of a rehabilitation program or hospitalized for any of the above? If yes, please furnish below the dates, name and address of the treating center.		☐ Yes	☐ No
4.	Do you use alcohol or drugs currently or since your last treatment?		☐ Yes	☐ No
5.	Have you ever been convicted of driving while intoxicated? (Please indicate below the dates and location.)		☐ Yes	☐ No

FOR EACH QUESTION ANSWERED “YES” PROVIDE DETAILS AS REQUESTED BELOW.

(Include details of any medical treatment, names of physicians, side affects, any history of overdose, infection or hepatitis, etc. Also include details of participation in any rehabilitative programs. Please feel free to make any comments you would like.)

QUES.				DATES USED
NO.	TYPE	HOW OFTEN USED	DOSAGE OR AMOUNT USED	FROM	TO

Military/Aviation Statement

Securian Life Insurance Company, a Securian Financial Group affiliate
400 Robert Street North • St.Paul,Minnesota 55101-2098

MILITARY STATEMENT.  Complete the appropriate section on: (1) M.D.’s and Medical Students under age 35 (2) ROTC, National Guard Reserve and Military Personnel.

A.  CIVILIAN APPLICANTS

1a.	Are you in the Reserve or National Guard?				☐	Yes	☐	No
b.	☐	Inactive	☐	Active (If Active, Complete Section B.)

2a.	Are you in the ROTC? (If yes, Complete Section B.)				☐	Yes	☐	No
b.	☐	Basic	☐	Advanced

3.	If physician or dentist
a.	Is your military service completed?				☐	Yes	☐	No
b.	Will you be a flight surgeon or a flight medical officer?				☐	Yes	☐	No
c.	Are you in the Berry Plan or any other Military Education Plan?				☐	Yes	☐	No
d.	Branch of Service?

4.	Do you expect to be called for active duty?				☐	Yes	☐	No

5.	If yes, give date and Complete Section B.

B. MILITARY PERSONNEL

1.	Branch of Service Pay Grade

2a.	All MOS and occupational classifications
b.	Are you drawing hazardous duty pay?	☐	Yes	☐	No
(If yes, explain below)

3a.	Are you attending or a graduate of a military academy?	☐	Yes	☐	No
b.	School Graduation Date

4.	Are you on flight duty now or will you fly as a pilot, crew member of flight surgeon in the future?	☐	Yes	☐	No
(If yes, complete Aviation Statement.)

5a.	Are you on orders or have you been alerted for overseas duty?	☐	Yes	☐	No
b.	If yes, give details consistent with Security Regulations Date of Departure New Station Duty Assignment, etc.

AVIATION STATEMENT.  Complete on all Military or Civilian Pilots and Crew members or other Flight Personnel.

1.	Type of License or certificate
a. Date Issued
b. Date of last flight physical

2.	Type of Aircraft (Make and Model Number)

3.	Do you rent, lease or own the aircraft?

4.	Total hours flown as pilot crew

5.	Date of last flight as pilot crew

6.	Has your license or certificate ever been revoked or suspended? (If yes, give details below.)	☐	Yes	☐	No

7.	As a pilot, have you ever had an aviation accident or violation? (If yes, give details below.)	☐	Yes	☐	No

8.	If a private pilot, are you Instrument Flight Rated (IFR)?	☐	Yes	☐	No

9.	Do you ever fly outside the continental U.S. or Canada?	☐	Yes	☐	No

TYPE OF FLYING	No. of Hrs Next 12 Mos.	No. of Hrs. Last 12 Mos.	No. of Hrs. 1-2 Yrs. Ago	No. of Hrs. 2-3 Yrs. Ago

la.	Scheduled Airlines	☐ Domestic	Pilot ☐
☐ International (Explain below)	Crew ☐

b.	Company owned executive aircraft used for transportation of employees.	Pilot ☐ Crew ☐

c.

Non-scheduled airlines, charter, photography, surveying, sight-seeing, aerial application, crop dusting, testing, glider. (Explain below and advise or any modifications to the aircraft for this purpose.)

Pilot ☐ Crew ☐

d.	Flight Instruction	Pilot ☐
Crew ☐

e.	Private and pleasure flying	Pilot ☐
Crew ☐

f.	Military Aviation	Pilot ☐
Flight Surgeon ☐	Crew ☐

g.	Helicopter	Pilot ☐
Crew ☐

h.	Any other Flying. (Explain below)	Observer ☐	Passenger ☐	Pilot ☐
Paratrooper ☐	Crew ☐

Remarks

Sports and Avocation Statement
Securian Life Insurance Company, a Securian Financial Group affiliate 400 Robert Street North • St.Paul,Minnesota 55101-2098

SECTION I - SKIN DIVING (Please Complete Section III Also)

1.	What type of skin diving equipment do you use?
	☐	Snorkel ☐ Scuba ☐ Other (Explain)*

2.	(a)	How deep do you usually dive?
	(b)	Do you ever go deeper?
If “yes,” how deep? How frequently?
	(c)	Do you use experimental equipment or engage in diving for depth record?
	(d)	Do you contemplate any such activity in the future?

3.	Where is diving done?
	☐	Great Lakes ☐ Ocean ☐ Inland Waters
	☐	Other (Give general location. If more than one, state approximate percentage for each.)*

4.	How many years have you been driving?

5.	How long do you usually stay down?

6.	Do you dive alone?		☐ Yes	☐ No

7.	Have you ever had the “bends” or “air embolism” as a result of decompression?		☐ Yes	☐ No

8.	Have you had any special training?		☐ Yes	☐ No

(State where, type and for how long)

9.	(a)	Indicate type of diving you do:
☐ Pleasure ☐ Underwater Salvage
☐ Securing Coral ☐ Other (Explain)*

	(b)	If diving only for pleasure now, do you intend to do any other type of diving in the future?	☐ Yes	☐ No

If yes, specify

SECTION II - OTHER AVOCATIONS SUCH AS SKY DIVING, MOUNTAIN CLIMBING, HORSE RACING, RODEO, POLO, ETC.
(Please complete Section III Also)

1.	What is your avocation?

2.	Have you had any special training?	☐ Yes	☐ No

(State where, type and for how long)

3.	Are you classified as a teacher or instructor in your avocation?	☐ Yes	☐ No

4.	Are you considered a professional or do you ever receive cash prizes in any of these events?	☐ Yes	☐ No

5.	If Sky Diving:

	(a) Have you ever participated in unusual activities such as baton exchange or use of experimental equipment?	☐ Yes	☐ No

	(b) Do you contemplate any such activity in the future?	☐ Yes	☐ No

	(c) Do you use reserve chute?	☐ Yes	☐ No

(d) Minimum height chute opened

SECTION III-EXPERIENCE

SPORT	CURRENT PARTICIPATION	LAST YEAR	1-2 YRS. AGO	NEXT YEAR	FUTURE	DATE LAST PARTICIPATED	NAME OF PROFESSIONAL ORGANIZATION

*Remarks - Use for details both Section I and II

QUESTION NUMBER

SPORTS AND AVOCATIONS STATEMENT - Page 2

SECTION IV - RACING

1.	Indicate:
	A.	Status	☐ Amateur	☐ Professional
	B.	Type	☐ Modified
	C.	Vehicle:

		☐ Big Car	☐ Sports Car	☐ Funny Car	☐ Motorcycle	☐ Boat
		☐ Stock Car	☐ Midget	☐ Dragster	☐ Snowmobile	☐ Hydroplane
☐ Other (Explain)

	D.	Type of Racing:

		☐ Speedway	☐ Scramble	☐ Time Trials	☐ Cross Country	☐ Demolition Derby
		☐ Stock Car	☐ Rally	☐ Drag	☐ Hill Climb	☐ Sand
☐ Other (Explain)

2.	Give experience below. If none, so indicate.

TYPE OF RACES	NAMES OF RACES	LAST 12 MONTHS		1-2 YEARS AGO		PRIOR TO 2 YRS, AGO		CONTEMP. NEXT YR.
		RACES	MILES	RACES	MILES	RACES	MILES	RACES	MILES

3.	Do you own a competition vehicle?	☐ Yes	☐ No	Kind - Make and Model
	Other Vehicle - Kind			Horse Power

4.	Do you drive any competition vehicle?	☐ Yes	☐ No	Kind
	Make and Model			Horse Power

5.	How long have you participated in racing?

6.	Date of your last race			Where?

7.	What is your top speed?

8.	Do you participate in other than sanctioned events?			☐ Yes	☐ No

9.	Have you had any accidents?			☐ Yes	☐ No

10.	(a) Have you ever done any stunt driving?			☐ Yes	☐ No
	(b) Do you intend to do stunt driving in the future?			☐ Yes	☐ No

11.	(a) Have you ever raced professionally or for cash prizes?			☐ Yes	☐ No
	(b) Do you intend to race professionally or for cash prizes in the future?			☐ Yes	☐ No
(If “yes,” give details)*

12.	Do you race only in your hometown or do you compete in various localities?*

*Remarks - Use for Details Both Section I and II

QUESTION NUMBER

CONSUMER PRIVACY NOTICE/AUTHORIZATION/SIGNATURE

CONSUMER PRIVACY NOTICE

To underwrite your insurance request, the Company may ask for additional personal information, such as an insurance medical exam; lab tests; medical records from your insurance company, physician or hospital; a report from the Medical Information Bureau (MIB), a non-profit organization of life insurance companies that exchanges information among its members. Information about your insurability is confidential. Without your express authorization, the Company or its reinsurers may send your information to government agencies that regulate insurance; or, without identifying you, to insurance organizations for statistical studies; or may make a brief report of health information to the MIB. If you apply to a MIB member company for life or health insurance, or submit a benefits claim for benefits to a member company, the MIB, upon request, will supply the member company with the information in its file. You or your authorized representative have the right to: receive by mail or to copy your personal information in the Company or MIB files, including the source and who received copies within the past two years; to correct or amend personal information in these files; to know specific reasons why coverage was not issued as applied for; and to revoke your authorization at any time. At your written request, within 30 days the Company will explain in writing how to learn what is in your file, its source, how to correct or amend it or how to learn why coverage was not issued as applied for. You can send a written statement as to why you disagree. If we correct or amend the information, we will notify you and anyone who may have received the information. If we do not agree with your statement, we will notify you and keep your statement in your file.

For further information about your file or your rights,	For information about the Medical Information Bureau,
you may contact:	you may contact:
Group Division Underwriting	Medical Information Bureau Information Office
Securian Life Insurance Company	P.O. Box 105, Essex Station
400 Robert Street North	Boston, Massachusetts 02112
St. Paul, Minnesota 55101-2098	MIB Telephone: (866) 692-6901
Telephone: (800) 815-7636	MIB TTY: (866) 346-3642

AUTHORIZATION

The answers provided on this application are representations of the person signing below. The answers given are true and complete. It is understood that Securian Life Insurance Company, (the Company), St. Paul, Minnesota 55101-2098 shall incur no liability because of this application unless and until it is approved by the Company and the first premium is paid while my health and other conditions affecting my insurability are as described in this application. I understand that false or incorrect answers to the above questions may lead to rescission of coverage. If coverage is rescinded, an otherwise valid claim will be denied.

To determine my insurability or for claim purposes, I authorize any medical practitioner, institution, or person(s), insurance company or the Medical Information Bureau (MIB) to give any medical or nonmedical information about me including alcohol or drug abuse, to the Company and its reinsurers. I authorize all said sources, except MIB, to give such information to any agency employed by the Company to collect and transmit such information. I understand in determining eligibility for insurance or benefits, this information may be made available to underwriting, claims, medical and support staff of the Company. This authorization is valid for 26 months. A photocopy shall be as valid as the original. I’ve read this and the Consumer Privacy Notice above, and I understand that I can have copies.

I understand that premiums for all supplemental coverages will be deducted from the employee’s pay.

SIGNATURE

Signature of proposed insured	Date
X

ADDITIONAL REMARKS FOR POLICY ISSUES OR UNDERWRITING: